Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Stock Incentive Plan and Inducement Stock Option Awards of Sesen Bio, Inc. of our report dated March 1, 2019, with respect to the consolidated financial statements of Sesen Bio, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
November 14, 2019